Exhibit 10.09d

AMENDMENT TO THE
2002 RESTRICTED STOCK PLAN FOR NON-EMPLOYEE DIRECTORS

The 2002 Restricted Stock Plan for Non-Employee Directors is amended effective January 1, 2008 by replacing in Article II, Section 2(a) the number "850" with the number "1,450" and by replacing in Article II, Section 2(b) the number "1,000" with the number "1,600".